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EXHIBIT 24.1

SECRETARY'S CERTIFICATE

        I certify that I am the Secretary of PACIFIC CONTINENTAL CORPORATION, located in Eugene, State of Oregon ("Company"), and that I have been duly elected and am presently serving in that capacity in accordance with the Bylaws of the Company.

        I further certify that attached as Exhibit A is a full, true and correct copy of resolutions passed and adopted by a majority of the Board of Directors of the Company at a meeting of the Board duly held and convened on April 9, 2002.

        The attached resolutions are in full force and effect and have not been revoked or rescinded as of the date hereof.

        IN WITNESS WHEREOF, I have affixed my signature as of this 10th day of April, 2002.

/s/ HAL BROWN Hal Brown, Secretary

RESOLUTIONS
OF THE
BOARD OF DIRECTORS OF
PACIFIC CONTINENTAL CORPORATION
Meeting of April 9, 2002

1995 Incentive Stock Option Plan
1999 Incentive Stock Option Plan
1999 Director Stock Option Plan

RECITALS

A.
The Board of Directors of Pacific Continental Bank (the "Bank") has previously adopted the plans listed above (collectively, the "Plans") which among other things, authorize the issuance of shares of the Bank's common stock upon the exercise of stock options under the Plans. The Plans were duly approved and adopted by the Bank's shareholders.

B.
Under the terms of the Plan and Agreement of Reorganization and Merger dated December 9, 1998 by which Pacific Continental Corporation ("Company") became the parent bank holding company of the Bank ("Reorganization"), Company adopted the Plans as the Plans of Company.

C.
Prior to the Reorganization, the Bank's stock was exempt from registration, and therefore all shares issued under the Plans were freely transferable. As a result of the Reorganization, shares of Company stock issued under the Plans will be restricted unless registered under the Securities Act of 1933 with the Securities and Exchange Commission ("SEC").

D.
Company wishes to register the shares of Company common stock issuable upon exercise of options under the Plans with the SEC, and to comply with applicable state blue sky securities laws. The Board of Directors has reviewed the draft Registration Statement on Form S-8 ("Registration Statement") presented at this meeting and attached as Exhibit A to these Resolutions, and deems it appropriate and in the best interests of Company to take the actions necessary to register the additional shares of Company common stock required, and to comply with all applicable state blue sky laws.

RESOLUTIONS

        SEC Registration and Blue Sky Filings

1.
The proper officers of Company, with the assistance of counsel, are hereby authorized to execute and file with the SEC, and any applicable state securities authorities, the Registration Statement and any necessary amendments, in substantially the form presented at this meeting, to cause the additional shares of Company common stock issuable pursuant to the Plans to be properly registered or otherwise exempt from registration.

        Power of Attorney

2.
The proper officers of Company are hereby authorized to execute a Power of Attorney for the Registration Statement appointing Bruce Riddle and Michael Reynolds, and each of them, to sign the Registration Statement and all amendments and related documents on behalf of Company, and to file the same with the SEC.

        General

3.
The Board resolves that Bruce Riddle and Michael Reynolds, with full power to act alone, are authorized and directed to do or cause to be done any and all such further acts and things and to execute and deliver any and all such further documents and papers as, with the advice of counsel, they may deem necessary and appropriate to carry out the full intent and purpose of the foregoing Resolutions and to comply with all applicable laws and regulations.

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SECRETARY'S CERTIFICATE
RESOLUTIONS OF THE BOARD OF DIRECTORS OF PACIFIC CONTINENTAL CORPORATION Meeting of April 9, 2002 1995 Incentive Stock Option Plan 1999 Incentive Stock Option Plan 1999 Director Stock Option Plan